Exhibit 10.59
GREENFIELD ONLINE, INC.
STOCK OPTION GRANT NOTICE
Greenfield Online, Inc. (the “Company”), hereby grants to ___ (the “Optionholder”) a Non-Qualified option to purchase the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as set forth below (the “Option”). This Option is granted pursuant to the terms of the Company’s Amended 2004 Equity Incentive Plan (“Equity Plan”), except as modified by this Grant Notice and any Employment Agreement between the Optionee and the Company. This Option is subject to all the terms and conditions as set forth herein and the Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein by reference in their entirety.

Optionholder
Date of grant	February 27, 2006
Number of Shares Subject to Option
Exercise Price (per share)	$7.04
Total Exercise Price	$
Expiration Date	February 27, 2013
Vesting Commencement Date	February 27, 2007
Vesting Schedule: This Option shall vest over 4 years, with 25% vesting on the anniversary of the date of grant and 12.5% vesting each 6 months thereafter, provided, however, vesting of all or any portion of this Option shall accelerate in the event of a termination of Optionee’s employment by the Company without Cause or Optionee’s Resignation for Good Reason, in each case which occurs as a result of or within twelve (12) months after a Change in Control.
Change of Control shall have the meaning ascribed to it in the Equity Plan.
Cause shall mean: (i) the Optionholder’s material breach of any of the terms of any employment agreement between the Company and Option Holder; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Optionholder; (iii) the Optionholder’s willful and continuing disregard of lawful instructions of the Company’s Board of Directors (“Board”), or superiors (if any), (iv) clear violation of written policies of the Company; (v) the continued use of alcohol or drugs by the Optionholder to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Optionholder’s duties and responsibilities; or (vi) the conviction of the Optionholder for violating any Law constituting a felony (including the Foreign Corrupt Practices Act of 1977). In the case of subsection (iv) of this paragraph, and except for a material violation of written Company policies concerning compliance with the federal securities laws or NASD listing requirements or which is otherwise reasonably determined by the Board not to be curable, the Board shall provide not less than one (1) written warning of the conduct or alleged conduct which does or may constitute violation of the policies referred to in such subsection, and shall provide Optionholder with reasonable opportunity to cure such violations or come into compliance with such policies
Resignation for Good Reason. The Optionholder may resign for Good Reason effective 30 days after giving the notice contemplated by this paragraph unless the Company, or its successor, cures the event or condition constituting Good Reason within such period. For purposes of this Section, “Good Reason” shall mean any one of the following: (i) a Material Diminution of the Optionholder’s status as held by the Optionholder immediately prior to the Change in Control, or assignment of duties and responsibilities inconsistent with those held by the Optionholder immediately prior to a Change of Control; (ii) the relocation of the Optionholder to any place greater than thirty (30) miles from Optionholder’s current principal location (excluding New York City); or (iii) a substantial reduction of the Optionholder’s compensation package existing immediately prior to a Change of Control, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility. Notwithstanding the foregoing, any of the events described in clauses (i) through (iii) of this paragraph shall constitute “Good

Reason” only if the Company, or its successor, fails to cure such event within 30 days after receipt from the Optionholder of written notice of the event that constitutes Good Reason; and “Good Reason” under clauses (i) through (iii) above shall cease to exist for any event on the 60th day following the later of its occurrence or the Optionholder’s actual knowledge thereof, unless the Optionholder has given the Company, or its successor, written notice thereof prior to such date.
Material Diminution: shall be measured by comparing the nature of the Optionholder’s duties, management responsibility, revenues of the respective business units managed or serviced by the Optionholder and the respective number of people reporting to the Optionholder before and after the Change in Control, rather than on the basis of Optionholder’s title or to whom he reports following the Change in Control.
Payment:           By one or a combination of the following items that are checked below (as described in the Stock Option Agreement):

☑	By cash or check

☑	Pursuant to a Regulation T Program, if the Shares are publicly traded

☑	By delivery of already-owned shares, if the Shares are publicly traded
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Notice of Exercise, the Equity Plan and the Employment Agreement (if any). Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement, the Notice of Exercise, the Equity Plan and the Employment Agreement (if any) set forth the entire understanding between Option holder and the Company regarding acquisition of Common Stock and supersede all prior oral and written agreements on that subject.

Greenfield Online, Inc.		Optionholder:

By:

	Signature	Signature
Title:		Date:

Date:

Attachments: Stock Option Agreement and the Notice of Exercise